Exhibit 99.1

Stratasys Reports Record Second Quarter Financial Results
Tuesday August 1, 7:31 am ET

System Shipments Increased 50%
MINNEAPOLIS--(BUSINESS WIRE)--Aug. 1, 2006--Stratasys, Inc. (Nasdaq:SSYS - News) today announced record second quarter financial results.

Revenues rose 28% to $26.7 million for the second quarter ended June 30, 2006 over the $20.8 million reported in the same quarter of the previous year. Non-GAAP net income was $3.2 million in the second quarter, or $0.30 per share, which excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R. GAAP net income was $2.9 million in the second quarter, or $0.28 per share. This compares to net income of $2.9 million, or $0.27 per share for the second quarter in 2005. Stock-based compensation expenses were not included in the 2005 second quarter financial results. Total system shipments increased 50% to a record 527 units for the second quarter of 2006 compared with 351 units for the second quarter in 2005.

GAAP net income for fiscal 2006 includes stock-based compensation expense required under the implementation of SFAS 123R. This expense, net of tax, amounted to approximately $227,000, or $0.02 per share, in the second quarter of fiscal 2006. The reconciliation between non-GAAP and GAAP financial performance is provided in a table at the end of this press release.

Revenues rose 23% to $48.9 million for the six months ended June 30, 2006 over the $39.6 million reported in the same period of the previous year. Non-GAAP net income was $5.5 million in the six-month period, or $0.53 per share, which excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R. GAAP net income was $5.0 million in the six-month period, or $0.48 per share, compared to net income of $5.3 million, or $0.49 per share for the same period in 2005. Stock-based compensation expenses were not included in the 2005 six-month financial results. Total system shipments increased 48% to 930 units for the six-month period compared with 628 units for the same period in 2005.

Stratasys also announced that in the second quarter it received its first order for an ARCAM® EBM S400, a rapid manufacturing and prototyping system that makes solid metal parts 3 to 5 times faster than other metal additive fabrication methods. Employing the patented CAD to Metal® process, which is based on Electron-Beam Melting (EBM), the system produces parts from titanium powder. The system will be delivered to the customer and recognized as revenue during the third quarter.

"We are pleased with our second quarter performance, as we generated record results across multiple business units," said Scott Crump, chairman and chief executive officer of Stratasys. "The launch of our Dimension 1200 3D printer was a success, as 3D printer unit sales expanded by 61%. Dimension was the primary driver behind our record revenue and unit shipments.

"Our growing base of installed systems contributed to significant growth in our consumable and maintenance businesses, which grew to record levels. In addition, our paid parts business grew by 75% during the second quarter, in part from several rapid-manufacturing orders received during the period.

"The growth in our paid parts business was an indicator of the future potential of using our proprietary FDM technology for the manufacture of end-use parts. Early-stage feasibility evaluations are ongoing with major manufacturers for rapid manufacturing applications, which could lead to significant new growth opportunities for our company.

"Our long-term vision takes the company beyond applications within the design and engineering phase of new product development, and provides innovative alternatives for end-use part manufacturing. We believe our core FDM technology will be the driver behind these new applications.

"We remain confident in our growth goals for 2006 following our second quarter results. Our new 3D-printer initiatives are driving demand in the elastic market, while expanding on product functionality. Our recurring revenue components are building, and new applications for our technology are emerging. We are looking forward to continuing our strong growth the second half of 2006," Crump concluded.

Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2006:

•	Reaffirm revenue guidance of $98 million to $102 million or growth of 18% to 23% over fiscal 2005.

•	Reaffirm non-GAAP earnings guidance of $1.15 to $1.25 per share, which excludes the impact of stock-based compensation required under SFAS 123R.

•	Reaffirm GAAP earnings guidance of $1.05 to $1.15 per share.

The reconciliation between non-GAAP and GAAP financial projections is provided in a table at the end of this press release.

The company will hold a conference call to discuss second quarter financial results on August 1, 2006 at 8:30 a.m. EDT. To access the call, dial 877-407-0782 (or 201-689-8567 internationally). A recording of the call will be available for two weeks. To access the recording, dial 877-660-6853 (or 201-612-7415 internationally) and enter account 286 and conference I.D. 207019.

A live webcast will be available through the Investors section of the Stratasys Web site (www.stratasys.com). A replay of the webcast will be made available on the Stratasys Web site for 90 days.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers; and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2006, Stratasys supplied 34 percent of all systems installed worldwide in 2005, making it the unit market leader, for the fourth consecutive year. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models directly from any 3D CAD program using ABS plastic, polycarbonate, and PPSF. The company holds 175 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company's systems are also used for rapid manufacturing and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Forward Looking Statement

All statements herein that are not historical facts or that include such words as "expects", "anticipates", "projects", "estimates" or "believes" or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service claim is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension (TM)line, Prodigy Plus, FDM Maxum(TM), FDM Vantage(TM), and Titan(TM) product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as PC-ABS and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Eden polyjet line and the Arcam product line; the success of our recent R&D initiative to expand the rapid manufacturing capabilities of our core FDM technology; the success of our RedEyeRPM(TM) and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2005 and 10-Q filed throughout 2006.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, non-GAAP financial guidance has been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company's operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Sales
Product	$21,677,819	$16,904,541	$39,221,145	$31,727,712
Services	5,021,466	3,880,404	9,701,235	7,920,052
	26,699,285	20,784,945	48,922,380	39,647,764

Cost of goods sold
Product	10,555,355	7,466,598	19,588,928	13,764,804
Services	1,546,319	1,129,328	2,937,067	2,319,505
	12,101,674	8,595,926	22,525,995	16,084,309

Gross profit	14,597,611	12,189,019	26,396,385	23,563,455

Costs and expenses
Research and
development	1,857,945	1,687,140	3,291,521	3,073,728
Selling,
general and
administrative	8,605,360	6,853,228	16,147,863	13,446,914
	10,463,305	8,540,368	19,439,384	16,520,642

Operating
income	4,134,306	3,648,651	6,957,001	7,042,813

Other income
(expense)
Interest
income	389,683	438,104	749,183	815,582
Other	(62,027)	(342,912)	(181,590)	(311,453)
	327,656	95,192	567,593	504,129

Income before
income taxes	4,461,962	3,743,843	7,524,594	7,546,942

Income
taxes	1,525,991	852,681	2,573,413	2,259,828

Net income	$2,935,971	$2,891,162	$4,951,181	$5,287,114

Earnings per
common share
Basic	$0.29	$0.28	$0.49	$0.51
Diluted	$0.28	$0.27	$0.48	$0.49

Weighted average
number of common
shares
outstanding
Basic	10,161,391	10,451,351	10,142,479	10,451,374
Diluted	10,463,490	10,779,798	10,390,091	10,812,319

STRATASYS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$10,797,272	$10,105,199
Short-term investments	20,000,000	20,000,000
Accounts receivable, less allowance for
returns and doubtful accounts of
$1,100,506 in 2006 and $1,584,149 in 2005	25,557,581	20,019,177
Inventories	13,415,579	10,887,198
Net investment in sales-type leases	2,494,885	2,036,386
Prepaid expenses	1,252,456	2,289,173
Deferred income taxes	597,000	597,000
Total current assets	74,114,773	65,934,133

Property and equipment, net	18,759,156	17,294,575

Other assets
Intangible assets, net	4,654,912	4,380,193
Net investment in sales-type leases	3,272,006	3,143,157
Deferred income taxes	392,000	392,000
Long-term investments	8,994,070	11,297,550
Other	2,361,400	2,237,985
	19,674,388	21,450,885

	$112,548,317	$104,679,593
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current
liabilities	$9,782,655	$9,545,265
Unearned maintenance revenue	9,755,232	8,865,253
Total current liabilities	19,537,887	18,410,518

Stockholders' equity
Common stock, $.01 par value, authorized
15,000,000 shares, issued 12,344,771
shares in 2006 and 12,287,205 shares in 2005	123,447	122,872
Capital in excess of par value	74,118,546	72,465,952
Retained earnings	35,747,126	30,795,945
Accumulated other comprehensive loss	(187,594)	(324,599)
Less cost of treasury stock, 2,171,529
shares in 2006 and 2005, respectively	(16,791,095)	(16,791,095)
Total stockholders' equity	93,010,430	86,269,075

	$112,548,317	$104,679,593

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2006		2006
	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments	Non-GAAP
		(1)
Selling, general and
administrative	$8,605,360	$(284,282)	$8,321,078

Total operating expenses	10,463,305	(284,282)	10,179,023

Operating income	4,134,306	284,282	4,418,588

Income before income taxes	4,461,962	284,282	4,746,244

Income taxes	1,525,991	57,356	1,583,347

Net income	$2,935,971	$226,926	$3,162,897

Earnings per common share
Basic	$0.29	$0.02	$0.31
Diluted	$0.28	$0.02	$0.30

Weighted average number of
common shares outstanding
Basic	10,161,391		10,161,391
Diluted	10,463,490		10,463,490

	Six Months Ended June 30,
	2006	2006
	(unaudited)	(unaudited)	Non-GAAP
	As Reported	Adjustments	Non-GAAP
		(1)

Selling, general and
administrative	$16,147,863	$(696,992)	$15,450,871

Total operating expenses	19,439,384	(696,992)	18,742,392

Operating income	6,957,001	696,992	7,653,993

Income before income taxes	7,524,594	696,992	8,221,586

Income taxes	2,573,413	169,310	2,742,723

Net income	$4,951,186	$527,682	$5,478,868

Earnings per common share
Basic	$0.49	$0.05	$0.54
Diluted	$0.48	$0.05	$0.53

Weighted average number of
common shares outstanding
Basic	10,142,479		10,142,479
Diluted	10,390,091		10,390,091

(1)
These adjustments reconcile the Company's GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006. Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.

FISCAL YEAR 2006
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range

U.S. GAAP measure	$1.05 to $1.15

Adjustments to exclude the effects
of expenses related to stock-based
compensation under SFAS 123R	$0.10

Non-GAAP estimates	$1.15 to $1.25

Contact:
Stratasys, Inc., Minneapolis
Investor Relations:
Shane Glenn, 952-294-3416
sglenn@stratasys.com